Exhibit 99.1

Veracyte Announces Second Quarter 2023 Financial Results

Grew Total Revenue to $90.3 million, an Increase of 24%

Conference Call and Webcast Today at 4:30 p.m. ET

SOUTH SAN FRANCISCO, Calif., August 8, 2023 --- Veracyte, Inc. (Nasdaq: VCYT) today announced financial results for the second quarter ended June 30, 2023.

“We delivered outstanding second quarter results, with revenue and test volume that exceeded our expectations. We also generated a record $17 million in cash from operations this quarter, driven by our exceptional top-line performance and strong cash collections,” said Marc Stapley, Veracyte’s chief executive officer. “The compelling clinical data we shared this quarter demonstrates our focus on producing further evidence that our tests are helping to better guide patient care at pivotal moments in the race to diagnose and treat cancer.”

Key Business Highlights
•Increased second quarter total revenue by 24% to $90.3 million, compared to the second quarter of 2022.
•Grew total test volume to 31,809, an increase of 28% compared to the second quarter of 2022.
•Presented 12 abstracts for our diagnostic tests and biopharmaceutical offerings at major medical conferences. Study findings demonstrate our tests’ positive real-world impact on patient care, and also advance the scientific understanding of a number of diseases that we and our biopharmaceutical customers address.
•Published real-world Decipher Prostate Genomic Classifier findings in JNCI Cancer Spectrum from a population-based study of the National Cancer Institute’s SEER program database. The findings reinforce the ability of our Decipher Prostate Genomic Classifier to help guide personalized treatment approaches for men with prostate cancer.
•Generated approximately $17 million of cash from operating activities, ending the second quarter with cash, cash equivalents and short-term investments of $191 million, compared to $178 million at the end of the first quarter.

Second Quarter 2023 Financial Results
Total revenue for the second quarter of 2023 was $90.3 million, an increase of 24% compared to $72.9 million reported in the second quarter of 2022. Testing revenue was $81.7 million, an increase of 37% compared to $59.7 million in the second quarter of 2022 driven primarily by the strong performance of our Decipher Prostate and Afirma tests. Product revenue was $4.0 million, an increase of 29% compared to $3.1 million in the second quarter of 2022. Biopharmaceutical and other revenue was $4.6 million, a decrease of 55% compared to $10.0 million in the second quarter of 2022.

Total gross margin for the second quarter of 2023, including the amortization of acquired intangible assets, was 62%, compared to 59% in the second quarter of 2022. Non-GAAP gross margin, excluding the amortization of acquired intangible assets and other acquisition related expenses was 67%, compared to 66% in the second quarter of 2022.

Operating expenses, excluding cost of revenue, were $63.9 million, an increase of 19% compared to the second quarter of 2022. Non-GAAP operating expenses, excluding cost of revenue, amortization of acquired intangible assets, other acquisition related expenses and other restructuring costs, were $59.3 million compared to $49.0 million in the second quarter of 2022.

Net loss for the second quarter of 2023 was $8.4 million, an improvement of 12% compared to the second quarter of 2022. Basic and diluted net loss per common share was $0.12, an improvement of 8% compared to the second quarter of 2022. Net cash provided by operating activities in the first six months of 2023 was $14.5 million, an improvement of $23.7 million compared to the same period in 2022.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Note Regarding Use of Non-GAAP Financial Measures."

2023 Financial Outlook
The company is raising full-year 2023 total revenue guidance to $342 million to $350 million, representing year-over-year growth of 15% to 18%, and an improvement compared to prior guidance of $330 million to $340 million.

Conference Call and Webcast Details
Veracyte will host a conference call and webcast today at 4:30 p.m. Eastern Time to discuss the company's financial results and provide a general business update. The conference call will be webcast live from the company’s website and will be available via the following link: https://edge.media-server.com/mmc/p/iwy5xkbf. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investor.veracyte.com/events-presentations.

The conference call dial-in can be accessed by registering at the following link: https://register.vevent.com/register/BI62f03c15042b4d5dadeed4e37ed31fd8

About Veracyte
Veracyte (Nasdaq: VCYT) is a global diagnostics company whose vision is to transform cancer care for patients all over the world. We empower clinicians with the high-value insights they need to guide and assure patients at pivotal moments in the race to diagnose and treat cancer. Our high-performing tests enable clinicians to make more confident diagnostic, prognostic and treatment decisions for some of the most challenging diseases such as thyroid, prostate, breast, bladder and lung cancers, as well as interstitial lung diseases. We help patients avoid unnecessary procedures and speed time to diagnosis and appropriate treatment. In addition to making our tests available in the U.S. through our central laboratories, we also aim to deliver our tests to patients worldwide through a distributed model to laboratories that can perform them locally. For more information, please visit www.veracyte.com and follow the company on Twitter (@veracyte).

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, our statements related to our expected total revenue and other financial and operating results for 2023 and our plans, objectives, expectations (financial and otherwise) or intentions with respect to our tests and products, including our biopharma atlas, for use in diagnosing and treating diseases, and our commercial organization. Forward-looking statements can be identified by words such as: “appears,” "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will," “positioned,” “designed” and similar references to future periods. Actual results may differ materially from those projected or suggested in any forward-looking statements. These statements involve risks and uncertainties, which could cause actual results to differ materially from our predictions, and include, but are not limited to: our ability to launch, commercialize and receive reimbursement for our products; to demonstrate the validity and utility of our genomic tests and biopharma offerings; to continue to integrate and expand the HalioDx and Decipher businesses and execute on our business plans; to continue to scale our global operations and enhance our internal control environment; the impact of the war in Ukraine on European economies and energy supply, as well as our facilities in France; the impact of the COVID-19 pandemic and its variants on our business and general economic conditions; the impact of foreign currency fluctuations, increasing interest rates, inflation, and turmoil in the global banking and finance system; and the performance and utility of our tests in the clinical environment. Additional factors that may impact these forward-looking statements can be found under the caption “Risk Factors” in our Annual Report on Form 10-K filed on March 1, 2023, and our Quarterly Report on Form 10-Q for the three months ended June 30, 2023 to be filed with the Securities and Exchange Commission. Copies of these documents, when available, may be found in the Investors section of our website at www.investor.veracyte.com. These forward-looking statements speak only as of the date hereof and, except as required by law, we specifically disclaim any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise.

Veracyte, the Veracyte logo, Decipher, Afirma, Percepta, Envisia, Prosigna, Lymphmark, TMExplore, Brightplex, Immunosign, “Know by Design” and “More about You” are registered trademarks of Veracyte, Inc. and its subsidiaries in the U.S. and selected countries. Immunoscore IC® is a trademark of Veracyte SAS registered in France. Immunoscore is a registered trademark of Inserm used by Veracyte under license. nCounter is the registered trademark of NanoString Technologies used by Veracyte under license.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and reference certain non‐GAAP results including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP loss from operations. These measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures. However, the non-GAAP measures we present may be different from those used by other companies.

We exclude amortization of acquired intangible assets, acquisition-related expenses relating to our acquisitions of Decipher Biosciences and HalioDx and certain costs related to restructuring from certain of our non-GAAP measures. Management has excluded the effects of these items in non-GAAP measures to help investors gain a better understanding of the core operating results and future prospects of the company, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non‐GAAP information and the reconciliation between these presentations, to more fully understand its business.

Reconciliations between our GAAP results and non‐GAAP financial measures are presented in the tables of this release.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:
Testing revenue	$81,749	$59,718	$154,145	$115,698
Product revenue	4,011	3,108	7,903	6,087
Biopharmaceutical and other revenue	4,562	10,038	10,696	18,862
Total revenue	90,322	72,864	172,744	140,647

Operating expenses (1):
Cost of testing revenue	23,333	18,584	42,981	36,107
Cost of product revenue	2,315	1,646	4,477	3,221
Cost of biopharmaceutical and other revenue	4,040	4,800	8,459	9,415
Research and development	12,541	9,377	25,310	18,543
Selling and marketing	25,756	24,001	51,886	47,755
General and administrative	25,047	19,798	47,510	40,710
Intangible asset amortization	5,341	5,391	10,670	10,877
Total operating expenses	98,373	83,597	191,293	166,628
Loss from operations	(8,051)	(10,733)	(18,549)	(25,981)
Other income (loss), net	(226)	1,086	2,181	1,870
Loss before income taxes	(8,277)	(9,647)	(16,368)	(24,111)
Income tax expense (benefit)	125	(115)	125	(118)
Net loss	$(8,402)	$(9,532)	$(16,493)	$(23,993)
Net loss per common share, basic and diluted	$(0.12)	$(0.13)	$(0.23)	$(0.34)
Shares used to compute net loss per common share, basic and diluted	72,478,662	71,476,966	72,327,897	71,354,002

1. Cost of revenue, research and development, sales and marketing and general and administrative expenses include the following stock-based compensation related expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of revenue	$497	$386	$884	$657
Research and development	1,439	1,452	2,696	3,108
Selling and marketing	2,494	1,660	4,606	2,705
General and administrative	6,019	2,627	10,364	6,510
Total stock-based compensation expense	$10,449	$6,125	$18,550	$12,980

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(8,402)	$(9,532)	$(16,493)	$(23,993)
Other comprehensive income (loss):
Change in currency translation adjustments	(917)	(17,369)	3,563	(22,967)

Net comprehensive loss	$(9,319)	$(26,901)	$(12,930)	$(46,960)

VERACYTE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2023	2022
	(Unaudited)	(See Note 1)
Assets
Current assets:
Cash and cash equivalents	$191,142	$154,247
Short-term investments	—	24,605
Accounts receivable	42,365	44,021
Supplies and inventory	11,572	14,294
Prepaid expenses and other current assets	14,401	11,469
Total current assets	259,480	248,636
Property, plant and equipment, net	18,510	17,702
Right-of-use assets, operating leases	12,455	13,160
Intangible assets, net	164,744	174,866
Goodwill	698,920	695,891
Restricted cash	889	749
Other assets	6,116	5,418
Total assets	$1,161,114	$1,156,422
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,895	$11,911
Accrued liabilities	34,427	37,774
Current portion of deferred revenue	2,378	2,613
Current portion of acquisition-related contingent consideration	3,359	6,060
Current portion of operating lease liabilities	4,973	4,070
Current portion of other liabilities	119	186
Total current liabilities	58,151	62,614
Deferred tax liabilities	4,707	4,531
Acquisition-related contingent consideration, net of current portion	4,855	2,498
Operating lease liabilities, net of current portion	9,891	10,648
Other liabilities	792	931
Total liabilities	78,396	81,222
Total stockholders’ equity	1,082,718	1,075,200
Total liabilities and stockholders’ equity	$1,161,114	$1,156,422

1. The condensed consolidated balance sheet at December 31, 2022 has been derived from the audited financial statements at that date included in the Company's Form 10-K filed with the Securities and Exchange Commission dated March 1, 2023.

VERACYTE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended June 30,
	2023	2022
Operating activities
Net loss	$(16,493)	$(23,993)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,529	13,048
Loss on disposal of property, plant and equipment	136	—
Stock-based compensation	18,366	12,584
Deferred income taxes	125	(118)
Interest on end-of-term debt obligation	—	107
Noncash lease expense	1,977	1,638
Revaluation of acquisition-related contingent consideration	(344)	(48)
Effect of foreign currency on operations	(167)	716
Impairment loss	1,410	3,318
Changes in operating assets and liabilities:
Accounts receivable	1,789	(2,936)
Supplies and inventory	2,782	(3,654)
Prepaid expenses and other current assets	(2,530)	(1,830)
Other assets	(1,048)	284
Operating lease liabilities	(2,091)	(1,680)
Accounts payable	792	(1,373)
Accrued liabilities and deferred revenue	(3,734)	(5,298)
Net cash provided by (used in) operating activities	14,499	(9,235)
Investing activities
Purchase of short-term investments	(19,700)	(8,972)
Proceeds from sale of short-term investments	39,773	—
Proceeds from maturity of short-term investments	5,000	2,175
Purchases of property, plant and equipment	(4,662)	(4,963)
Net cash provided by (used in) investing activities	20,411	(11,760)
Financing activities
Payment of long-term debt	—	(97)
Payment of taxes on vested restricted stock units	(3,168)	(1,865)
Proceeds from the exercise of common stock options and employee stock purchases	5,250	3,877
Net cash provided by financing activities	2,082	1,915
Increase (decrease) in cash, cash equivalents and restricted cash	36,992	(19,080)
Effect of foreign currency on cash, cash equivalents and restricted cash	43	(670)
Net increase (decrease) in cash, cash equivalents and restricted cash	37,035	(19,750)
Cash, cash equivalents and restricted cash at beginning of period	154,996	173,946
Cash, cash equivalents and restricted cash at end of period	$192,031	$154,196

CASH, CASH EQUIVALENTS AND RESTRICTED CASH
(Unaudited)
(In thousands)

	June 30,	December 31,
	2023	2022
Cash and cash equivalents	$191,142	$154,247
Restricted cash	889	749
Total cash, cash equivalents and restricted cash	$192,031	$154,996

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Three Months Ended June 30, 2023
Total revenue	$90,322	$—	$—	$—	$90,322
Cost of testing revenue	23,333	—	—	—	23,333
Cost of product revenue	2,315	—	—	—	2,315
Cost of biopharmaceutical and other revenue	4,040	25	—	—	4,015
Intangible asset amortization (2)	4,814	—	4,814	—	—
Gross margin $	55,820	25	4,814	—	60,659
Gross margin %	62%				67%

Research and development	12,541	17	—	—	12,524
Selling and marketing	25,756	889	—	—	24,867
General and administrative	25,047	1,720	—	1,437	21,890
Intangible asset amortization	527	—	527	—	—
Total operating expenses excluding cost of revenue (3)	63,871	2,626	527	1,437	59,281
Loss from operations	$(8,051)	$2,651	$5,341	$1,437	$1,378

Three Months Ended June 30, 2022
Total revenue	$72,864	$—	$—	$—	$72,864
Cost of testing revenue	18,584	51	—	—	18,533
Cost of product revenue	1,646	—	—	—	1,646
Cost of biopharmaceutical and other revenue	4,800	65	—	—	4,735
Intangible asset amortization (2)	4,869	—	4,869	—	—
Gross margin $	42,965	116	4,869	—	47,950
Gross margin %	59%				66%

Research and development	9,377	293	—	—	9,084
Selling and marketing	24,001	858	—	—	23,143
General and administrative	19,798	(285)	—	3,318	16,765
Intangible asset amortization	522	—	522	—	—
Total operating expenses excluding cost of revenue (3)	53,698	866	522	3,318	48,992
Loss from operations	$(10,733)	$982	$5,391	$3,318	$(1,042)

1. Includes transaction related expenses as well as post-combination compensation expenses. For each of the three months ended June 30, 2022, and June 30, 2023, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.
2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($29.7 million and $25.0 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($4.8 million and $4.9 million) for the three months ended June 30, 2023 and for the three months ended June 30, 2022 respectively.
4. For the three months ended June 30, 2022, $3.3 million expense included related to the impairment charge associated with certain developed technology intangible assets. For the three months ended June 30, 2023, includes $1.4 million related to the departure of the former executive chair.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)
		Identified Expenses
	GAAP	Acquisition Related Expenses (1)	Intangible Assets Amortization Expense	Other (4)	Total Non-GAAP Measure
Six Months Ended June 30, 2023
Total revenue	$172,744	$—	$—	$—	$172,744
Cost of testing revenue	42,981	83	—	—	42,898
Cost of product revenue	4,477	—	—	—	4,477
Cost of biopharmaceutical and other revenue	8,459	68	—	—	8,391
Intangible asset amortization (2)	9,618	—	9,618	—	—
Gross margin $	107,209	151	9,618	—	116,978
Gross margin %	62%				68%

Research and development	25,310	41	—	—	25,269
Selling and marketing	51,886	1,779	—	—	50,107
General and administrative	47,510	2,756	—	2,781	41,973
Intangible asset amortization	1,052	—	1,052	—	—
Total operating expenses excluding cost of revenue (3)	125,758	4,576	1,052	2,781	117,349
Loss from operations	$(18,549)	$4,727	$10,670	$2,781	$(371)

Six Months Ended June 30, 2022
Total revenue	$140,647	$—	$—	$—	$140,647
Cost of testing revenue	36,107	104	—	—	36,003
Cost of product revenue	3,221	—	—	—	3,221
Cost of biopharmaceutical and other revenue	9,415	198	—	—	9,217
Intangible asset amortization (2)	9,823	—	9,823	—	—
Gross margin $	82,081	302	9,823	—	92,206
Gross margin %	58%				66%

Research and development	18,543	935	—	—	17,608
Selling and marketing	47,755	2,074	—	—	45,681
General and administrative	40,710	2,605	—	3,318	34,787
Intangible asset amortization	1,054	—	1,054	—	—
Total operating expenses excluding cost of revenue (3)	108,062	5,614	1,054	3,318	98,076
Loss from operations	$(25,981)	$5,916	$10,877	$3,318	$(5,870)

1. Includes transaction related expenses as well as post-combination compensation expenses, adjustments consist primarily of post-combination compensation expenses associated with the acquisition of HalioDx.

2. Includes only amortization of intangible assets identified as developed technology assets through purchase accounting transactions, which otherwise would have been allocated to cost of revenue.
3. Includes only amortization of intangible assets, which otherwise would have been allocated to research and development, selling and marketing or general and administrative expense and excludes the cost of revenue ($55.9 and $48.7 million) and the amortization of intangible assets which would have been allocated to the cost of revenue ($9.6 and $9.8 million) for the first six months of 2023 and 2022 respectively.
4. 2022 includes $3.3 million expense related to the impairment charge associated with certain developed technology intangible assets; 2023 includes $1.4 million related to the departure of the former executive chair and $1.3 million related to restructuring costs.

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Investor Contact:
Shayla Gorman
Director, Investor Relations
619-393-1545
investors@veracyte.com

Media Contact:
Tracy Morris
Vice President of Global Corporate Communications
650-380-4413
tracy.morris@veracyte.com